Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-188570) pertaining to the Farmers National Bank 401(k) Retirement Savings Plan of our report dated June 15, 2015, with respect to the financial statements and schedule of the Farmers National Bank 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Skoda Minotti

Cleveland, Ohio

June 29, 2015